Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

[●], 2026

Generation Income Properties, Inc.

401 E. Jackson Street

Suite 3300

Tampa, FL 33602

Attn: David Sobelman

Dear Mr. Sobelman:

This placement agency agreement (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim” or the “Placement Agent”) and Generation Income Properties, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), that Maxim shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, for the proposed placement to certain purchasers (the “Purchasers”) of (i) up to an aggregate of [●] shares of the Company’s common stock (each a “Share” and collectively, the “Shares”), par value $0.01 per share (the “Common Stock”), each Share to be accompanied by one common warrant (each a “Common Warrant” and collectively, the “Common Warrants”) to purchase one share of Common Stock (each a “Common Warrant Share” and collectively, the “Common Warrant Shares”), at a purchase price of $[●] per Share, and (ii) up to an aggregate of [●] pre-funded warrants (each a “Pre-funded Warrant” and collectively, the “Pre-funded Warrants”, and together with the Common Warrants, the “Warrants”) to purchase one share of Common Stock (the “Pre-funded Warrant Shares”, and together with the Common Warrant Shares, the “Warrant Shares”, and collectively with the Shares and the Warrants, the “Securities”), each Pre-Funded Warrant to be accompanied by one Common Warrant, at a purchase price of $[●] per Pre-funded Warrant. The documents executed and delivered by the Company and the Purchasers in connection with the Offering (as defined below), including, without limitation, this Agreement, the Warrants, the securities purchase agreements between the Company and the Purchasers (the “Purchase Agreements”) and the warrant agency agreement between the Company and its transfer agent, shall be collectively referred to herein as the “Transaction Documents.” The Placement Agent may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Offering.

Notwithstanding anything herein to the contrary, in the event that the Placement Agent determines that any of the terms provided for hereunder do not comply with a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, but not limited to, FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Placement Agent to comply with any such rules; provided that any such amendment(s) shall not provide for terms that are less favorable to the Company than the terms of this Agreement.

Section 1. Agreement to Act as Placement Agent.

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(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-11, [as amended] (File No. xxx-xxxxxx) (and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act of 1933, as amended (the “Securities Act”)), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Purchasers. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase the Securities and the Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at the closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”). The Closing shall occur via “Delivery Versus Payment” (“DVP”), i.e., on the Closing Date, the Company shall issue the Shares directly to the account designated by the Placement Agent and, upon receipt of such Shares, the Placement Agent shall cause the Shares and other applicable Securities to be electronically delivered to the applicable Purchaser and payment shall be made by the Placement Agent (or their clearing firm) by wire transfer to the Company, and delivery of such Securities shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the account of the applicable Purchaser as set forth in the applicable Purchase Agreement. As compensation for services rendered, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Securities at the Closing; and

(ii) reimbursement of the Placement Agent’s accountable expenses, including the Placement Agent’s legal counsel’s legal fees, up to $85,000 in the event a Closing occurs; provided that if no Closing occurs, such reimbursement shall not exceed $25,000.

The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(b) The Placement Agent’s engagement hereunder shall become effective on the date hereof and shall continue until the earlier of (i) the Closing Date of the Offering and (ii) June 15, 2026 (the “Termination Date”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under the FINRA Rules, will survive any expiration or termination

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of this Agreement. All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Offering or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 1 hereof).

(c) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date, unless such representation, warranty or agreement specifies a different date or time, as follows:

(a) Securities Law Filings. A registration statement on Form S-11 (Registration No. xxx-xxxxxxx) relating to the Securities, including a preliminary prospectus and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act, and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Such registration statement, as so amended (including post-effective amendments, if any) became effective on [●], 2026. Such registration statement meets the requirements set forth in the Rules and Regulations under the Securities Act and complies with said Rules and Regulations. The Company will file with the Commission pursuant to the Rules and Regulations, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities, and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, and any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the final form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to General Instruction H of Form S-11 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and

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all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

(b) Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Preliminary Prospectus, and the Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Preliminary Prospectus or Prospectus), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Preliminary Prospectus, or Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus, or Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the Offering.

(d) Authorization; Enforcement. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general

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application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Transaction Documents and the transactions contemplated pursuant to the Preliminary Prospectus, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s, or any of its subsidiaries’, certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal (except as disclosed in the Registration Statement and Prospectus), preemptive right or other restriction upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to any required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a material adverse effect on: (x) the legality, validity or enforceability of any Transaction Document; (y) the results of operations, assets, or business (financial or otherwise) of the Company; or (z) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (x), (y), or (z), a “Material Adverse Effect”).

(f) Reliance. The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(g) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (“Forward-Looking Statement”) contained or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements incorporated by reference in the Registration Statement and the Prospectus (i) are within the coverage of the safe harbor for Forward Looking Statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.

(h) Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Purchasers in the Purchase Agreements is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

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(i) FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any 5.0% or greater stockholder of the Company.

Section 3. Delivery and Payment. The Closing shall occur at the offices of Dykema Gossett PLLC, located at 111 E. Kilbourn Ave., Suite 1050, Milwaukee, Wisconsin 53202 (“Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Placement Agent and the Company, including remotely via electronic transmission). Subject to the terms and conditions hereof and of the Purchase Agreements, at the Closing, payment of the applicable purchase price for each of the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of the Securities, and the Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the Closing Date. Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel, or remotely by electronic transmission. All actions taken at the Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or any prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

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(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents or the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or the Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or the Prospectus that is necessary in order to make the statements in the Incorporated Documents and the Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or the Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date of the Offering, as many copies of the Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule

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433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock for at least three years after the Closing Date.

(g) Right of First Refusal. Subject to the limitations described in Section 14 of the Engagement Agreement (defined below) and for a period of seven (7) months from the Closing Date, the Placement Agent shall have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any all future public or private equity, equity-linked or debt, offerings in which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than the terms on which it has retained the Placement Agent hereby. The Placement Agent shall notify the Company within ten (10) business days of its receipt of the written offer from the Company to act in such capacity in connection with such offering as to whether or not the Placement Agent agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to the Placement Agent with respect to the right of first refusal granted under this Section 4(g). Notwithstanding anything herein to the contrary, the rights provided to the Placement Agent in this Section 4(g) and in Section 14 of the Engagement Agreement shall survive the termination of the Agreement.

(h) Placement Agent Introductions. For a period of twelve (12) months from the Closing Date, or if this Agreement is terminated earlier (other than for “Cause”, as such term is defined in the Engagement Agreement (as defined below)), for a period of twelve (12) months after such termination, the Company will pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of any equity, equity-linked, or debt financing, or any other capital raising activity received by the Company from investors in such offering that were contacted by the Placement Agent specifically related to the Offering or introduced to the Company by the Placement Agent in connection with the Offering (provided that such investor is set forth on a written list of such parties delivered by the Placement Agent to the Company upon written request by the Company within fifteen (15) days after the expiration or termination of the Engagement Period) (each a “Subsequent Financing”).

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the market or exchange on which the Securities are listed or quoted for trading (the “Trading Market”) all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(j) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Purchasers deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Purchasers. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of,

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the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Purchasers in the Offering.

(k) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(l) Acknowledgment. The Company acknowledges that any advice related to the Offering given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(m) Publicity. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering. The Company agrees that, until 45 days after the Closing Date, it will not issue press releases or engage in any other publicity, without Maxim’s prior written consent (not to be unreasonably withheld), other than normal and customary releases issued in the ordinary course of the Company’s business. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any other publicity required by law, except that including the name of the Placement Agent therein shall require the prior written consent of the Placement Agent.

(n) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(o) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with the FINRA Rules, the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

(p) Trading Market. The Company will use commercially reasonable efforts to maintain the listing of its Common Stock on the Trading Market for a period of at least three years after the Closing Date.

(q) Engagement of Professionals. The Company will retain a nationally recognized, PCAOB registered firm of independent certified public accountants reasonably acceptable to Maxim for a period of at least three years after the Closing Date.

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(r) Subsequent Equity Sales.

(i) Subject to the condition that the gross proceeds from the sale of Securities in the Offering equals or exceeds $5.0 million, from the date hereof until thirty (30) days after the Closing Date, without the prior written consent of the Placement Agent, the Company shall not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the Prospectus or a registration statement on Form S-8 in connection with any employee benefit plan. Notwithstanding the foregoing, this Section 4(r) shall not apply in respect of an Exempt Issuance (as defined below).

(ii) Notwithstanding the foregoing, this Section 4(r) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Purchased Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions contained therein as disclosed in the SEC Reports prior to the date of this Agreement) or to extend the term of such securities, (c) securities issued pursuant to acquisitions (including but not limited to acquisitions of real estate properties and owners thereof) or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(r)(i) herein and provided that any such issuance shall only be to a Person (or to the equityholders of a Person, (d) restricted equity securities for the sole purpose of repaying existing indebtedness, and (e) equity securities in private transactions exempt from registration under Section 3(a)(9) of the Securities Act pursuant to pre-existing arrangements entered prior to the date if this Agreement; provided, however, that none of such qualifications referenced in subjection (c) of this Section 4(r)(ii) shall apply with respect to the issuance of securities in connection with the proposed acquisition pursuant to the terms of a letter of intent entered into prior to the date hereof, but for which definitive documents have not been executed) which is, itself or through its subsidiaries, an operating company or an owner of an asset (including real property) and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof and in the Purchase Agreements, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

(a) Accountants’ Comfort Letter. On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a cold “comfort letter” from CohnReznick, LLP, the current independent registered public accounting firm of the Company, addressed to the Placement Agent, dated as of the date hereof, as the case may be, in form and substance reasonably satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, or business of the Company from that set forth in the Incorporated Documents or the Prospectus, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering as contemplated by such Prospectus. On the Closing Date, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a bringdown “comfort letter” from CohnReznick, LLP, the current independent registered public accounting firm of the Company, addressed to the Placement Agent, dated as of the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Placement Agent.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and, prior to the Closing, FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) [Intentionally Omitted.]

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s reasonable judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Change”).

(e) Opinions of Counsel for the Company. The Placement Agent shall have received on the Closing Date the opinion of Foley & Lardner LLP, legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

(f) Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Principal Executive Officer and Principal Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, the Prospectus, this Agreement and each of the other Transaction Documents to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in all reasonable respects, at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and the Prospectus as of its date and the Closing Date, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and the Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

outstanding stock options, warrants or other convertible securities) or outstanding indebtedness of the Company; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) Secretary’s Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Secretary of the Company, dated as of the date of such Closing, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Offering.

(h) Chief Financial Officer Certificate. On the Closing Date, the Placement Agent shall have received a certificate of Chief Financial Officer addressed to the Placement Agent and in form and substance reasonably satisfactory in all respects to the Placement Agent and Placement Agent’ counsel.

(i) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing except as disclosed in the Prospectus. The Company shall have applied for the listing of the Shares and the Warrant Shares with the Trading Market.

(j) Lock-Up Agreements. On the Closing Date, the Placement Agent shall have received the executed lock-up agreements, each in the form attached hereto as Exhibit A, from each of the directors and officers of the Company and any other holder(s) of 5.0% or more of the outstanding shares of Common Stock of the Company who are affiliated with the directors and officers of the Company.

(k) Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 1(a)(ii), 7 and 8 shall at all times be effective and shall survive such termination.

Section 6. Other Activities. The Company acknowledges that the Placement Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor or investment banker

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Exhibit 1.1

to other companies in the industry in which the Company is involved. The Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of the Placement Agent or of any member, manager, officer, employee, agent or representative of the Placement Agent, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of the Placement Agent to render services of any kind to any other corporation, firm, individual or association; provided that the Placement Agent and any of its members, managers, officers, employees, agents or representatives shall not use the Information to the detriment of the Company.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any action, suit, proceeding or investigation (collectively, an “Action”), whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Incorporated Document, or the Prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and

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Exhibit 1.1

participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

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Exhibit 1.1

(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Attention: Ritesh Veera, Co-Head of Investment Banking

Email: rveera@maximgrp.com

With a copy to:

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

Attention: Kate Bechen, Esq.

Email: kbechen@dykema.com

If to the Company:

Generation Income Properties, Inc.

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

401 E. Jackson Street, Suite 3300

Tampa, FL 33602

Attn: David Sobelman, Chief Executive Officer and Chair of the Board

Email: [●]

With a copy to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, FL 33602

Attention: Curt Creely, Esq.

Email: CCreely@foley.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to

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Exhibit 1.1

accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the right provided to the Placement Agent in Section 15(b) of that certain engagement agreement by and between the Placement Agent and the Company, dated March 19, 2026 (the “Engagement Agreement”), shall survive and will terminate on the twelve (12) month anniversary of the Closing Date. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the Offering: (i) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

[The remainder of this page has been intentionally left blank.]

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Exhibit 1.1

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MAXIM GROUP LLC

By:
	Name:	Ritesh M. Veera
	Title:	Co-Head, Investment Banking

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

GENERATION INCOME PROPERTIES, INC.

By:
Name:
Title:

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

[Signature Page to Placement Agency Agreement]

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

Exhibit A

Form of Lock-Up Agreement

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

Date: __________, 2026

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Ladies and Gentlemen:

As an inducement to Maxim Group LLC (the “Placement Agent”) to execute a placement agency agreement (the “Placement Agency Agreement”) for a public offering (the “Offering”) of certain securities (the “Securities”) of Generation Income Properties, Inc., a Maryland corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not without the prior consent of the Placement Agent:

(1)

offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), , or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”);

(2)	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities,

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, or such other securities, in cash or otherwise;

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Exhibit 1.1

(3)	make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock ; or

(4)	publicly announce or disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from, such securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is ninety (90) days after the closing date of the Offering pursuant to the Placement Agency Agreement.

.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;
(iii)	By an order of a court or regulatory agency or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

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Exhibit 1.1

(iv)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (x) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (y) as distributions of shares of Common Stock, or any security convertible into or exercisable for Common Stock , to limited partners, limited liability company members, trust beneficiaries or stockholders of the undersigned;

(v)	if the undersigned is a trust, to the beneficiary of such trust;

(vi)	by testate succession or intestate succession;

(vii)

to the Company pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s shares of Common Stock, or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company;

(viii)

to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards currently outstanding pursuant to the Company’s equity incentive plans or outstanding warrants or pursuant to the exercise, including by “net” exercise, of any options to acquire shares of Common Stock or the conversion of any convertible security into Common Stock described in the prospectus relating to the Offering or issued pursuant to an equity plan described in the Prospectus, it being understood that any such shares of Common Stock received by the undersigned upon such exercise or conversion shall be subject to the restrictions set forth in this Lock-Up Agreement;

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

provided, in the case of clauses (i) through (vi), that (a) such transfer shall not involve a disposition for value, (b) the transferee agrees in writing with the Placement Agent to be bound by the terms of this Lock-Up Agreement and (c) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than a Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, provided, however, that if such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates to a repurchase of Common Stock by the Company in connection with the termination of the undersigned’s employment with the Company or a forfeiture to satisfy tax withholding obligations, as applicable, and that any shares of Common Stock, and other securities subject to the Lock-Up Agreement that continue to be held by the undersigned remain subject to the terms of the Lock-Up Agreement.

Notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the transfer of shares of Common Stock to the Company for the purpose of paying the exercise price of stock options granted under any employee benefit plan of the Company; provided that any shares of Common Stock or other securities acquired by the undersigned in connection with any such exercise shall be subject to the restrictions set forth in this Lock-Up Agreement, and provided, further, that any required filing under the Exchange Act shall clearly indicate in the footnotes thereto the nature of such transfer.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to:

A.

the exercise, conversion or exchange (including by means of a cashless exercise) of stock options granted pursuant to the Company’s equity incentive plans or any warrants, rights or other convertible securities outstanding on the date hereof; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise, conversion or exchange;

B.

the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated

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Exhibit 1.1

thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period;

C.

transfers of Common Stock pursuant to a Plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act and that is in effect as of the date of the Placement Agency Agreement (and any related filings in connection with such sale or disposition that are required under the Exchange Act; provided that any such filings shall indicate by footnote disclosure or otherwise (1) that such sale or disposition was made in connection with a Plan and (2) the date such Plan was entered into);

D.

transactions related to shares of Common Stock or Preferred Stock acquired by the undersigned in the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock, Preferred Stock or other securities acquired in such open market transactions; or

E.

transfers of shares of Common Stock, Preferred Stock or any securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock, as applicable, pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company which is approved by the Company’s Board of Directors (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock, Preferred Stock or other such securities in connection with such transaction, or vote any Common Stock, Preferred Stock or other such securities in favor of any such transaction); provided, that in the event such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the terms of this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock , if such transfer would constitute a violation or breach of this Lock-Up Agreement.

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2

Exhibit 1.1

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (a) the Company notifies the Placement Agent that it does not intend to proceed with the Offering, (b) the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder or (c) the Offering is not completed by June 15, 2026.

The undersigned understands that the Placement Agent is entering into the Placement Agency Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement and entered into this Lock-Up Agreement in order to induce you to participate in the Offering and for other good and valuation consideration.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the state courts located in the State of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

[Signature page follows.]

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Exhibit 1.1

Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing
(if signing as custodian, trustee, or on behalf of an entity)

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4912-1196-0494.2